VirTra Reports Fourth Quarter and Full Year 2018 Financial Results

Full Year Revenue up 9% to Record $18.1 Million, Driving Increase in Adjusted EBITDA to $1.9 Million and Net Income to $0.8 Million

TEMPE, Ariz. — March 28, 2019 — VirTra, Inc. (NASDAQ: VTSI) (“VirTra”), a global provider of training simulators for the law enforcement, military, educational and commercial markets, reported results for the fourth quarter and full year ended December 31, 2018. The financial statements are available on VirTra’s website and here.

Fourth Quarter 2018 and Recent Highlights:

●	Repurchased $382,000 of common stock from November 14, 2018 to December 31, 2018; in January 2019, the company’s board of directors increased the stock repurchase program from $1.0 million to $2.0 million; as of March 28, 2019, the company purchased an additional $261,000 of common stock

●	Launched Subscription Training Equipment and Partnership (STEP) program, allowing agencies to utilize VirTra’s products on a subscription basis, thereby increasing VirTra’s total addressable market and recurring revenue

●	Launched Driving Simulator product line and secured a $1.9 million, inaugural contract for driving simulators from the Department of State for the Republic of Mexico

●	Acquired simulated firearm technology patent portfolio to enhance its current product lineup of recoil kits as well as create new training equipment for both military and law enforcement simulation training

●	Launched new Law Enforcement training curriculum for high-risk vehicle stops

Fourth Quarter and Full Year 2018 Financial Highlights:

All figures in millions, except per share data	Q4 2018	Q4 2017	% Δ	FY 2018	FY 2017	% Δ
Total Revenue	$2.5	$2.4	7%	$18.1	$16.5	9%

Gross Profit	$1.0	$0.9	2%	$11.0	$10.2	8%
Gross Margin	37.8%	39.5%	-5%	61.1%	61.9%	-1%

Net Income (Loss)	$(1.1)	$0.5	-325%	$0.8	$3.3	-75%
Diluted EPS	$(0.13)	$0.06	-317%	$0.10	$0.39	-74%

Management Commentary

“2018 was a milestone year as it marked the 25th anniversary as a company and was one of our most successful years ever,” said Bob Ferris, Chairman and Chief Executive Officer of VirTra. “Our progress operationally produced solid financial results, highlighted by 9% revenue growth to a record $18.1 million and an 8% increase in adjusted EBITDA, reflecting the leverage in our business model.

“We also achieved several operational milestones throughout the year, which included deploying simulators to three of the largest law enforcement agencies in the country, securing new contracts with the Department of State, as well as launching new products and services such as the internationally accredited curriculum, V-VICTA. From a capital allocation standpoint, thanks to our consistent positive cash flows and solid balance sheet, we acted opportunistically on our share repurchase program, acquiring $643,000 of our common stock in the open market since mid-November.

“Looking ahead, the decisions we made during 2018 placed us in an even stronger position for 2019 as we work to bolster our product suite, push more into the military market, and increase our recurring revenue with the STEP program. We’ve already made measurable progress in each of these areas, and we are optimistic that the changes we are implementing will have several positive effects for VirTra and our shareholders in 2019 and the years ahead.”

Fourth Quarter 2018 Financial Results

Total revenue increased 7% to $2.5 million from $2.4 million in the fourth quarter of 2017. The increase in total revenue was due to higher sales of simulators, accessories, and scenarios.

Gross profit increased 2% to $957,000 (37.8% of total revenue) from $940,000 (39.5% of total revenue) in the fourth quarter of 2017. The increase in gross profit was primarily due to differences in the type and quantity of systems and accessories sold.

Net operating expense increased 14% to $2.8 million from $2.5 million in the fourth quarter of 2017. The increase in net operating expense was due to increases in accounting, legal, consultant and bad debt expenses.

Loss from operations was $1.9 million compared to a loss of $1.5 million in the fourth quarter of 2017.

Net loss totaled $1.1 million or $(0.13) per diluted share, compared to net income of $470,000 or $0.06 per diluted share in the fourth quarter of 2017.

At December 31, 2018, backlog totaled approximately $6.8 million. Cash and cash equivalents and certificates of deposit totaled $6.0 million at quarter end.

Full Year 2018 Financial Results

Total revenue increased 9% to a record $18.1 million from $16.5 million in 2017. The increase in total revenue was driven by higher sales of simulators, accessories, licensing fees, warranties and other services.

Gross profit increased 8% to $11.0 million (61.1% of total revenue) from $10.2 million (61.9% of total revenue) in the 2017. The increase in gross profit was primarily due to differences in the type and quantity of systems and accessories sold.

Net operating expense increased 13% to $10.0 million from $8.9 million in 2017. The increase in net operating expense was due to increases in general and administrative and research and development expenses.

Additionally, the fiscal year ended December 31, 2018 included an impairment loss on investment in That’s Eatertainment Corp., formerly known as, Modern Round Entertainment Corp., a related party, recorded as operating expense. The year-over-year increase in professional services included non-recurring legal and public company expense directly related to the Company’s qualification and Securities and Exchange Commission registration and Nasdaq listing in March 2018.

Income from operations was $1.0 million compared to $1.3 million in 2017.

Net income totaled $0.8 million, or $0.10 per diluted share, compared to $3.3 million, or $0.39 per diluted share, in the comparable period a year ago. The decrease in net income was primarily due to a $2.5 million tax benefit recorded in 2017 compared to a $310,000 income tax expense in 2018.

Adjusted EBITDA increased 8% to $1.9 million from $1.8 million in 2017.

Conference Call

VirTra management will hold a conference call today (March 28, 2019) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results. VirTra’s Chairman and CEO, Bob Ferris, and CFO, Judy Henry, will host the call, followed by a question and answer period.

U.S. dial-in number: 877-407-8031

International number: 201-689-8031

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact VirTra’s IR team at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of VirTra’s website.

A replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through April 11, 2019.

Toll-free replay number: 877-481-4010

International replay number: 919-882-2331

Replay ID: 45322

About VirTra

VirTra (NASDAQ: VTSI) is a global provider of training simulators for the law enforcement, military, educational and commercial markets. The company’s patented technologies, software, and scenarios provide intense training for de-escalation, judgmental use-of-force, marksmanship and related training that mimics real-world situations. VirTra’s mission is to save and improve lives worldwide through practical and highly-effective virtual reality and simulator technology. Learn more about the company at www.VirTra.com.

About the Presentation of Adjusted EBITDA

Adjusted earnings before interest, income taxes, depreciation and amortization and before other non-operating costs and income (“Adjusted EBITDA”) is a non-GAAP financial measure. Adjusted EBITDA also includes non-cash stock option expense and other than temporary impairment loss on investments. Other companies may calculate Adjusted EBITDA differently. VirTra calculates its Adjusted EBITDA to eliminate the impact of certain items it does not consider to be indicative of its performance and its ongoing operations. Adjusted EBITDA is presented herein because management believes the presentation of Adjusted EBITDA provides useful information to VirTra’s investors regarding VirTra’s financial condition and results of operations and because Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in VirTra’s industry, several of which present a form of Adjusted EBITDA when reporting their results. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of VirTra’s results as reported under accounting principles generally accepted in the United States of America (“GAAP”). Adjusted EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flows statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. A reconciliation of net income to Adjusted EBITDA is provided in the following table:

	Year Ended
	December 31, 2018	December 31, 2017	Increase (Decrease)	% Change

Net Income/(Loss)	$818,092	$3,262,282	$(2,444,190)	-75%
Adjustments:
Depreciation and amortization	291,855	270,881	20,973	8%
Non-cash stock option expense	7,124	167,475	(160,351)	-96%
Impairment loss on That’s
Eatertainment (f/k/a MREC)	254,933	613,241	(358,309)	-58%
Unrealized loss reserve-note receivable	266,813	-	266,813	-100%
Provision for income taxes	309,998	(2,505,292)	2,815,290	-112%

Adjusted EBITDA	$1,948,815	$1,808,587	$140,228	8%

Forward-Looking Statements

The information in this discussion contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “should,” “could,” “predicts,” “potential,” “continue,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements. All forward-looking statements in this document are made based on our current expectations, forecasts, estimates and assumptions, and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. In evaluating these statements, you should specifically consider various factors, uncertainties and risks that could affect our future results or operations. These factors, uncertainties and risks may cause our actual results to differ materially from any forward-looking statement set forth in the reports we file with or furnish to the SEC. You should carefully consider these risk and uncertainties described and other information contained in the reports we file with or furnish to the Securities and Exchange Commission before making any investment decision with respect to our securities. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

Media Contact:

Susan Lehman

Slehman@virtra.com

510-599-6555

Investor Relations Contact:

Matt Glover or Charlie Schumacher

VTSI@liolios.com

949-574-3860

VIRTRA, INC.

BALANCE SHEETS

	December 31, 2018	December 31, 2017

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,500,381	$5,080,445
Certificates of deposit	3,490,000	-
Accounts receivable, net	1,302,010	1,478,135
Interest receivable	21,385	-
Notes receivable, net	388,420	-
Inventory, net	1,612,002	1,720,438
Unbilled revenue	689,153	1,222,047
Prepaid expenses and other current assets	377,520	586,439

Total current assets	10,380,871	10,087,504

LONG-TERM ASSETS
Property and equipment, net	678,245	677,273
Unbilled revenue	6,843	-
Security deposits, long-term	339,756	-
Other assets, long-term	292,298	-
Deferred tax asset, net	2,400,000	2,710,182
Investment in That’s Eatertainment (f/k/a MREC)	1,120,000	1,374,933

Total long-term assets	4,837,142	4,762,388

TOTAL ASSETS	$15,218,013	$14,849,892

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$429,949	$535,795
Accrued compensation and related costs	613,691	593,491
Accrued expenses and other current liabilities	632,606	243,573
Note payable, current	11,250	11,250
Deferred revenue, short-term	1,924,307	2,992,912

Total current liabilities	3,611,803	4,377,021

Long-term liabilities:
Deferred revenue, long-term	962,356	-
Deferred rent liability	46,523	75,444
Note payable, long-term	-	11,250

Total long-term liabilities	1,008,879	86,694

Total liabilities	4,620,682	4,463,715

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock $0.0001 par value; 2,500,000 authorized; no shares issued or outstanding	-	-
Common stock $0.0001 par value; 50,000,000 shares authorized; 7,827,651 shares issued and 7,816,944 shares outstanding as of December 31, 2018 and 7,927,774 issued and 7,904,307 shares outstanding as of December 31, 2017.	783	793
Class A common stock $0.0001 par value; 2,500,000 shares authorized; no shares issued or outstanding	-	-
Class B common stock $0.0001 par value; 7,500,000 shares authorized; no shares issued or outstanding	-	-
Treasury stock at cost; 10,707 shares outstanding as of December 31, 2018 and 23,467 shares outstanding as of December 31, 2017.	(37,308)	(112,109)
Additional paid-in capital	14,272,834	14,954,563
Accumulated deficit	(3,638,978)	(4,457,070)

Total stockholders’ equity	10,597,331	10,386,177

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$15,218,013	$14,849,892

See accompanying notes to financial statements.

VIRTRA, INC.

STATEMENTS OF OPERATIONS

	Three Months Ended		For Years Ended December 31,
	December 31, 2018	December 31, 2017	2018	2017
REVENUES
Net sales	$2,495,333	$2,332,062	$17,522,913	$16,234,278
Royalties/licensing fees	38,913	44,865	557,213	289,947
Total revenue	2,534,246	2,376,927	18,080,126	16,524,225
Cost of sales	1,577,380	1,437,084	7,030,286	6,290,879
Gross profit	956,866	939,843	11,049,840	10,233,346

OPERATING EXPENSES
General and administrative	2,473,822	2,126,310	8,691,957	7,641,765
Research and development	361,074	353,110	1,357,982	1,285,064
Net operating expense	2,834,896	2,479,420	10,049,939	8,926,829
Income/(loss) from operations	(1,878,030)	(1,539,577)	999,901	1,306,517

OTHER INCOME (EXPENSE)
Other income	46,250	15,427	132,757	67,837
Other expense	(26)	(10)	(4,568)	(4,123)
Impairment loss on TEC (f/k/a MREC)	-	(613,241)	-	(613,241)
Net other income/(expense)	46,224	(597,824)	128,189	(549,527)
Income/(loss) before income taxes	(1,831,806)	(2,137,401)	1,128,090	756,990

Income tax expense/(benefit)	(771,749)	(2,607,577)	309,998	(2,505,292)

NET INCOME/(LOSS)	$(1,060,057)	$470,176	$818,092	$3,262,282

Earnings per common share
Basic	$(0.13)	$0.06	$0.10	$0.41
Diluted	$(0.13)	$0.06	$0.10	$0.39

Weighted average shares outstanding
Basic	7,891,570	7,905,597	7,903,801	7,919,568
Diluted	7,891,570	8,277,958	8,254,376	8,397,377

See accompanying notes to financial statements.

VIRTRA, INC.

STATEMENTS OF CASH FLOWS

	For Years Ended December 31,
	2018	2017

Cash flows from operating activities:
Net income	$818,092	$3,262,282
Adjustments to reconcile net income to net cash provided by operating activities
Impairment in That’s Eatertainment (f/k/a MREC)	254,933	613,241
Depreciation	291,855	270,881
Stock compensation	7,124	167,475
Compensation associated with stock option repurchase	-	160,050
Changes in operating assets and liabilities:
Accounts and notes receivable	(219,138)	1,766,716
Interest receivable	(21,385)	-
Security deposits	(339,756)	-
Inventory	108,435	(400,494)
Deferred taxes	310,182	(2,710,182)
Unbilled revenue	532,894	(1,114,750)
Prepaid expenses and other current assets	208,920	(336,372)
Other assets	(292,298)	-
Accounts payable and other accrued expenses	303,387	92,930
Deferred revenue and deferred rent	(135,170)	880,325

Net cash provided by operating activities	1,828,075	2,652,101

Cash flows from investing activities:
Purchase of certificates of deposit	(3,960,000)	-
Redemption of certificates of deposit	470,000	-
Purchase of property and equipment	(292,827)	(133,831)

Net cash used in investing activities	(3,782,827)	(133,831)

Cash flows from financing activities:
Repayment of debt	(11,250)	(11,250)
Purchase of treasury stock	(381,937)	(112,109)
Repurchase of stock options	(242,625)	(244,550)
Repurchase of stock warrants	-	(773,495)
Common stock issued for options exercise	10,500	-

Net cash used in financing activities	(625,312)	(1,141,404)

Net increase/(decrease) in cash	(2,580,064)	1,376,866
Cash, beginning of period	5,080,445	3,703,579

Cash, end of period	$2,500,381	$5,080,445

Supplemental disclosure of cash flow information:
Cash paid:
Taxes	$10,074	$78,000

Supplemental disclosure of non-cash investing and financing activities:
Conversion of accounts to notes receivable	$693,044	$-
Investment in That’s Eatertainment (f/k/a MREC)	$-	$1,516,246

See accompanying notes to financial statements.